EXHIBIT 5


              AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED AGREEMENT made this      day of May 1997, by and
between American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust, a trust formed under the laws of the District of Columbia (the "Trust"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership (the "Investment Advisor").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory services, as described herein, to the Trust, and the Investment Adviser is willing to render such services;

     WHEREAS, the Trust and Investment Adviser entered into an Investment Advisory Agreement dated May 21, 1992; and

     WHEREAS, the Trust and the Investment Adviser have determined it advisable to amend that Agreement.

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. Duties and Representations of the Investment Adviser.

      a)  Investment Advisory Services.

     The following services shall be provided with respect to the Trust assets that the Trust designates from time to time as being subject to this Agreement (the "Short/Intermediate-Term Assets"), which may include the types of securities listed on Schedule A to this Agreement. The Investment Adviser shall manage the investment and reinvestment of the Short/Intermediate Term Assets; continuously review, supervise, and administer the investment program of the Trust with respect to the Short/Intermediate-Term Assets; determine in its discretion the Short/Intermediate-Term Assets to be purchased, retained and sold (and implement those decisions); render regular reports as required to the Trust's officers and Trustees concerning the Investment Adviser's discharge of the foregoing responsibilities, including causing to be provided to the Trust's officers within two business days after each Valuation Date, as defined in the Trust's prospectus, market prices as of the Valuation Date of Short/Intermediate-Term Assets that mature more than 60 days after the Valuation Date; develop and produce portfolio analysis reports, including reports which may assist the Trust in determining the allocation of assets within this portfolio; monitor portfolio investment characteristics; analyze portfolio performance and provide to the Trust's officers within ten business days after each calendar month end a report regarding such performance for such month; provide analysis on markets and instruments; provide investment overview and economic outlook forecasts; provide information and comment on
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various relevant regulatory and legal issues; attend meetings of the Trust's
Executive Committee and Trustees as reasonably requested; and supply the Trust's officers and Trustees with all statistical information and reports reasonably required by them, including, without limitation, all information required under Section 15(c) of the 1940 Act. The Investment Adviser shall have no authority or responsibility with respect to any assets of the Trust other than the Short/Intermediate-Term Assets.

     b)Other Services.

     From time to time, the Investment Adviser will also provide analysis to the Trust which may be used in determining the risk profile of the Trust's asset structure.

    c) Discharge of Investment Adviser's Duties.

     The Investment Adviser shall discharge the responsibilities set forth in
Section 1(a) subject to the oversight of the officers and Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations of the Trust set forth in the Trust's prospectus, statement of additional information and declaration of trust, in each case as amended from time to time, and with the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and any other applicable laws and regulations. The Investment Adviser agrees, at its own expense, to render the services described herein and to provide the office space, furnishings and equipment, and personnel required by it to perform those services on the terms and for the compensation provided herein.

     d)  Representations of the Investment Adviser.

     The Investment Adviser represents and warrants that (i) it is duly registered as an investment adviser with the Securities and Exchange Commission pursuant to the Investment Adviser Act of 1940, as amended and (ii) it does not currently have an affiliated broker/dealer that is active in the securities business. Failure of these representations and warranties shall give the Trust the right to immediately terminate this Agreement.

     e)  Portfolio Transactions.

     The Investment Adviser is authorized to arrange for the execution of the Trust's portfolio transactions by selecting the brokers or dealers that will execute the purchases and sales of portfolio securities for the Trust and is directed to use its best efforts to obtain the best net results, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved. The Investment Adviser may, in its discretion, purchase and sell portfolio securities through brokers who provide the Investment Adviser or the Trust with research, analysis, advice and similar services, and the Investment Adviser may pay to these brokers, in return for research and analysis, a higher commission than may be charged by other brokers, provided that the Investment Adviser determines in good faith that such commission is reasonable in terms either of that particular
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transaction or of the overall responsibility of the Investment Adviser, that the total commission paid by the Trust will be reasonable in relation to the benefits to the Trust over the long-term, and that the total commission paid by the Trust is consistent with commissions paid in comparable transactions.

     On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients, the Investment Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligations to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction will be made by the Investment Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations.

3.   Compensation of the Investment Adviser.

     a)  Investment Advisory Fee.

     For the investment advisory services rendered by the Investment Adviser as provided in Section 1(a) of this Agreement, the Trust shall pay to the Investment Adviser a quarterly investment advisory fee at the annual rate of 0.16% of the market value of the Short/Intermediate-Term Assets, based on the average monthly market value. The investment advisory fee shall be paid as promptly as possible after the last day of each calendar quarter. Unless otherwise directed by the Trust's Board of Trustees or a Trust officer, the Investment Adviser shall not sell or otherwise liquidate the Short/Intermediate-Term Assets for the purpose of being paid its investment advisory fee.

     b)  Method of Payment.

     The first payment of the investment advisory fee shall be made as promptly as possible after the last day of the calendar quarter in which the effective date of this Agreement falls, and shall constitute a full payment of the fee due the Investment Adviser for all services rendered pursuant to this Agreement prior to that date. In the event that the Investment Adviser's right to such fee commences to accrue on a date other than the first day of the quarter, the investment advisory fee shall be computed on the basis of the period beginning on the first business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days in that period as a percentage of the total number of days in such a period. In the event of termination of this Agreement, the investment advisory fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current calendar quarter as a percentage of the total number of days in such quarter. The market value of the Short/Intermediate-Term assets shall in all cases be based only on those days when the New York Stock Exchange is open for business, and shall be computed as of the time of the regular close of Business of the New York Stock Exchange, or such other time as may be determined by the Trust's Board of Trustees. Each fee payment to the Investment Adviser shall be accompanied by a report of the Trust which shall show the amount properly payable to the Investment Adviser under this Agreement and the detailed computation thereof.
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4.   Reports.

     The Trust and the Investment Adviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, registration statements, proxy statements, reports to shareholders and certified copies of their financial statements, and, as each may reasonably request, such other information with regard to their affairs.

5.   Status of the Investment Adviser and the Trust.

     The services of the Investment Adviser to the Trust are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Investment Adviser shall be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust, except in performing its duties and responsibilities under this Agreement. Nothing in this Agreement shall limit or restrict the right of any partner, Trustee, officer or employee of the Investment Adviser of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. Nothing in this Agreement shall limit or restrict the right of the Trust to retain other investment advisers.

6.   Certain Records.

     Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Investment Adviser on behalf of the Trust are property of the Trust and will be surrendered promptly to the Trust on request.

7.   Liability of the Investment Adviser.

     The Investment Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with performance of its obligations under this Agreement, except a loss, resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations an duties under, this Agreement, or damages resulting from a breach of fiduciary duty with respect to receipt of compensation for services or another breach of this Agreement.

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8.   Indemnification.

     The Trust will indemnify the Investment Adviser for all liabilities and reasonable expenses, including reasonable attorney's fees, in connection with any litigation pertaining to the period prior to the Investment Advisor's relationship with the Trust under the Investment Advisory Agreement dated May 21, 1992, other than liabilities resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser; however, the Trust shall have the right to defend such litigation and to retain counsel that is reasonably acceptable to the Investment Adviser.

9.   Permissible Interests.

     Partners, officers and agents of the Investment Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and the Investment Adviser (or any successor thereof)is or may be interested in the Trust as a shareholder or otherwise.

10.  Duration and Termination.

     Unless sooner terminated as provided herein, this Agreement shall
continue until May    , 1999, and thereafter for periods of one year, so long
as such continuance thereafter is specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of the Investment Adviser or any principal underwriter of the Trust, cast in person at a meeting called for the purpose of voting on such approval or by the vote of a majority of the outstanding voting securities of the Trust. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated at any time without the payment of any penalty by the vote of a majority of the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust on 60 days' written notice to the Investment Adviser or by the Investment Adviser at any time without the payment of any penalty on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in Section 10, the terms "assignment," "interested person," and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

11.  Amendment; Waiver.

     No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of the Trust.

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12.  Claims Against the Trust.

     It is understood and expressly stimulated that none of the Trustees or participants of the Trust shall be personally liable hereunder. Neither the Trustees, officers, agents nor participants of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claim against the Trust.

13.  Governing Law; Severability; Counterparts.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterpart shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                        AMERICAN FEDERATION OF LABOR
                                        AND CONGRESS OF INDUSTRIAL
                                        ORGANIZATIONS HOUSING INVESTMENT
 WELLINGTON MANAGEMENT COMPANY, LLP     TRUST


By: /s/ Duncan M. McFarland             By: /s/ Helen Kanovsky
   -------------------------               ----------------------------
    Duncan M. McFarland                         Helen Kanovsky
    President                               General Counsel, AFL-CIO
                                                Housing Investment Trust
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                              SCHEDULE A

     The Investment Adviser may invest in the following types of securities, and such other types of securities that the Trust's Board of Trustees may authorize from time to time upon giving written notice to the Investment Adviser, consistent with the Trust's Registration Statement. The duration of any security in the Short/Intermediate-Term Assets shall not exceed 24 months.

1.  United States Treasury issues;

2.  Federal Agency issues;

3. Commercial bank time certificates of deposit of banks whose accounts are insured by the Federal Deposit Insurance Corporation through its Bank Insurance Fund ("BIF");

4. Savings bank deposits insured by the Federal Deposit Insurance Corporation through BIF;

5. Savings and loan association deposits insured by the Federal Deposit Insurance Corporation through its Savings Association Insurance Fund;

6.  Bankers acceptances;

7. Commercial paper rated as category A-1 or P-1 by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

8. Collateral loans (not including warehousing agreements) secured by Federal Housing Administration or Veterans Administration guaranteed single-family or multi-family mortgages;

9. Interests (including repurchase agreements) in United States Government securities pledged by a bank or other borrower to secure short-term loans from the Trust; and

10. Securities issued by an investment company registered under the Investment Company Act of 1940, as amended, that invests predominantly in United States Treasury issues or Federal agency issues.